Exhibit 99.1
Holly Energy Partners Declares Distribution
Increases quarterly distribution from $0.675 to $0.69 per unit
DALLAS, TX, April 27, 2007 — Holly Energy Partners, L.P. (NYSE:HEP) today announced declaration of its cash distribution, for the first quarter of 2007, of $0.69 per unit. For the prior quarter, $0.675 was distributed to unit holders. The distribution will be paid May 15, 2007, to unit holders of record May 7, 2007.
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product transportation and terminal services to the petroleum industry, including Holly Corporation, which owns a 45% interest (including the general partner interest) in the Partnership. The Partnership owns and operates petroleum product pipelines and terminals primarily in Texas, New Mexico, Oklahoma, Arizona, Washington, Idaho and Utah. In addition, the Partnership owns a 70% interest in Rio Grande Pipeline Company, a transporter of LPGs from West Texas to Northern Mexico.
FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President & Chief Financial Officer
M. Neale Hickerson, Vice President, Investor Relations
Holly Energy Partners
214/871-3555